Exhibit
AMENDMENT NUMBER 1
TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS AMENDMENT NUMBER 1 TO LIMITED LIABILITY COMPANY AGREEMENT of JAVO DISPENSER, LLC, a Delaware limited liability company (the "Company") is made and entered into for reference purposes as of August 1, 2005, effective as of July 8, 2005, in order to Amend the Limited Liability Company Operating Agreement by and among each of the persons listed on the Exhibit A thereto, as may be amended or supplemented from time to time in accordance with the Limited Liability Company Operating Agreement of Javo Dispenser, LLC dated as of July 8, 2005 (as amended hereby, the "Agreement").

Capitalized words used herein have the meanings provided in Section 12 of the Operating Agreement.

1.  Article 5 is hereby amended only as to Sections 5.1, 5.2 and 5.5 of the Agreement, and those sections are hereby amended and restated as follows:

5. CAPITAL

5.1   Initial Capital Contributions. At the time of their respective execution of this Agreement, each Member or Unitholder has severally and not jointly agreed to guaranty a Proportionate amount of the Company's obligation for money it may borrow at any time, including all future reborrowing, from First Regional Bank, or any future lender or financial institution to the Company (each a "Lender"), each guarantying up to the amount as set forth in the Capital Contribution column opposite its name on Exhibit A to this Agreement. The amount of the Capital Contribution shall be based on each Percentage Interest multiplied by 150% multiplied by the maximum amount allowed to be borrowed by the Company. Notwithstanding any other term or provision of the Agreement, Members or Unitholders shall upon request further evidence their obligations under this Agreement by executing a personal guaranty and by delivering it promptly, in any reasonable forms or instruments provided by banks, and the Members and Unitholders shall execute such further instruments and documents as may be reasonably requested by the Company or its Lender or by a Member or Unitholder for the purpose of stating or confirming their guaranty or the manner of allocating liability among them as guarantors of the Company's past, present or future indebtedness. The Company's borrowing proceeds shall be used only for purposes reasonably related to the Equipment Lease with Javo for equipment that the Company owns and provides for Javo under the Equipment Lease. The Capital Contribution shall be evidenced by a personal guaranty, an Allocation Agreement, which shall be in substantially the form attached hereto as Exhibit B, and such further instruments and documents as may be reasonably requested by the Company or its Lender or by a Member or Unitholder for the purpose of stating the manner of allocating liability among them as guarantors of the Company's past, present or future indebtedness. The guaranty of the obligation shall be considered an immediate Capital Contribution to the Company for tax purposes. In exchange for the Capital Contribution, each Unitholder has been issued the number of Units set forth opposite its name on Exhibit A to this Agreement equal to the amount of such Capital Contribution divided by $1,000.00. Each of the Members, Unitholders and the Company hereby agree that the amount of the Capital Contribution set forth opposite the name of each Unitholder is the fair market value of the total Capital Contribution made by such Unitholder as of the date of the execution by such Unitholder of this Agreement. The Company and each Member and Unitholder shall be deemed a third-party beneficiary of the guaranties of all the other Members or Unitholders. Accordingly, to the extent a Member or Unitholder shall make a payment on account of its guaranty that exceeds the lesser of (a) the Proportionate amount due under all such guaranties or (b) the amount of the Capital Contribution of the Member or Unitholder in Exhibit A, the paying Member or Unitholder shall have a right to claim and recover contribution from all other Members or Unitholders who have paid less than the lesser of (a) their Proportionate share of the obligation and (b) their Capital Contribution. Furthermore, the Company shall treat as a creditor any Member or Unitholder to the extent its payments under the guarantees exceed the lesser of (a) its Proportionate amount of the obligations or (b) the amount of the Capital Contribution of the Member or Unitholder in Exhibit A.

5.2 Additional Capital Contributions. Except as required by law or expressly contemplated or permitted by this Agreement pursuant to the issuance of Units, no Member shall be required or permitted to make any Capital Contributions or loans to the Company. Nothing herein is intended to detract from or diminish the obligations of Members under the guaranty to pay the Company upon demand the amount that is the lesser of (a) their respective Proportionate shares of the obligations of the Company to the Bank or (b) their respective Capital Contributions. Except with the prior unanimous consent of the Members, any and all Additional Capital Contributions must be used solely for equipment to be purchased and located as directed by Javo under the Equipment Lease between the Company and Javo.

5.3 Authority to Enforce Capital Contributions. Only the Company (and no third party creditor, either in its own right or as a successor-in-interest of the Company, and including a trustee, receiver or other representative of the Company or Member) shall be entitled to enforce any obligation to make Capital Contributions. The Members intend and agree that any obligation of the Members to make Capital Contributions constitutes an agreement to make financial accommodations to and for the benefit of the other Members and the Company. Nothing herein shall detract from or diminish all obligations guarantied to the Bank and an obligation to pay other Unitholders or Members to the extent that the Unitholder or Member paid more than its Percentage share of the total due or paid to the Bank under all guaranties, directly or indirectly. If any Person fails to make in full a payment to the Company under a guaranty made as a Capital Contribution that such Person made in exchange for the issuance of Units prior to or concurrent with or after the issuance of such Units or at such other time as agreed to by such Person and the Company, then such Person shall have no membership interest or economic interest in the Company relating to or represented by such Units, and such Units shall not be considered to be outstanding, if such Person fails to make payment in full to the Bank of any amount due the Bank or fails to make payment in full to the Company of any amount requested under or related to the obligations of the Company guarantied to the Bank until such Capital Contribution is made in full.

2.   Except as specifically amended hereby, the Agreement is unchanged and shall hereafter continue in full force and effect, as amended.

IN WITNESS WHEREOF, this Amendment Number I of Limited Liability Company Operating Agreement is made and effective as of the respective dates first set forth above.

MEMBERS

/s/ William C. Baker
William C. Baker, an individual

/s/ Thomas Rielly
Thomas Rielly, an individual

/s/ Terry C. Hackett
Terry C. Hackett, an individual

/s/ James R. Knapp
James R. Knapp, an individual

/s/ Walter Eeds
Walter Eeds, an individual

/s/ Kerry Mangano
Kerry Mangano, an individual

/s/ Wade Cable
Wade Cable, an individual

/s/ Ron Maggard
Ron Maggard, an individual

/s/ Stanley A. Solomon
Stanley A. Solomon, an individual

JAVO DISPENSER LLC

By: /s/ Richard Gartrell

Name: Richard Gartrell

Title: Manager

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